UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 17, 2018

Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA		19044
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01. REGULATION FD DISCLOSURE

On January 17, 2018, Toll Brothers, Inc. (the “Company”) announces that, in light of the recently passed federal tax reform legislation (Tax Cuts and Jobs Act of 2017) and the Company’s preliminary assessment of the impact of the new legislation, the Company’s effective tax rate for the fiscal year ended October 31, 2018 is expected to be between 23.0% and 25.0%, compared to its prior expectations of 37.0%.
The Company also announces that the fiscal quarter ended January 31, 2018 will reflect a one-time benefit associated with the revaluation of the Company’s net deferred tax liability at the new lower federal tax rates and that, based on current estimates, the Company believes that this revaluation will result in a tax benefit of between approximately $25.0 million and $30.0 million in the first quarter of the fiscal year ended October 31, 2018.
The Company believes that the new lower tax rate should enhance its ability to grow its business. The Company continues to see strong demand across its major markets at this time, despite changes to certain homeownership-related individual tax deductions arising from the Tax Cuts and Jobs Act of 2017.
In addition, attached as Exhibit 99.1, and incorporated herein by reference, is a copy of the Company’s press release dated January 17, 2018, announcing that it has priced an underwritten public offering of $400 million of 4.350% Senior Notes due 2028 (the “Notes”) issued by Toll Brothers Finance Corp., a wholly-owned subsidiary of the Company. Settlement of the Notes is anticipated to occur on January 22, 2018, subject to satisfaction of customary closing conditions. The Notes have a coupon of 4.350% and will pay interest semi-annually on February 15 and August 15, commencing August 15, 2018. The Company expects to use the net proceeds from the offering for general corporate purposes, which may include repayment of indebtedness. This report does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
The information hereunder shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Forward-Looking Statements

This report contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information related to the anticipated closing of the offering of the Notes; anticipated operating results; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues; selling, general and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; the ability to acquire land and pursue real estate opportunities; the ability to gain approvals and open new communities; the ability to sell homes and properties; the ability to deliver homes from backlog; the ability to secure materials and subcontractors; the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities; and legal proceedings, investigations and claims.

Any or all of the forward-looking statements included in this report are not guarantees of future performance and may turn out to be inaccurate. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements. Therefore, we caution you not to place undue reliance on our forward-looking statements.

The factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among others: demand fluctuations in the housing industry; adverse changes in economic conditions in markets where we conduct our operations and where prospective purchasers of our homes live; increases in cancellations of existing agreements of sale; the competitive environment in which we operate; changes in interest rates or our credit ratings; the availability of capital; uncertainties in the capital and securities markets; the ability of customers to obtain financing for the purchase of homes; the availability and cost of land for future growth; the ability of the participants in various joint ventures to honor their commitments; effects of governmental legislation and regulation; effects of increased taxes or governmental fees; weather conditions; the availability and cost of labor and building and construction materials; the cost of raw materials; the outcome of various product liability claims, litigation and warranty claims; the effect of the loss of key management personnel; changes in tax laws and their interpretation; construction delays; and the seasonal nature of our business. For a more detailed discussion of these factors, see the risk factors in the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K filed with the SEC.

From time to time, forward-looking statements also are included in our periodic reports on Forms 10-K, 10-Q and 8-K, in press releases, in presentations, on our website and in other materials released to the public.

Any or all of the forward-looking statements included in our reports or public statements made by us are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. Many factors mentioned in our reports or public statements made by us, such as market conditions, government regulation, and the competitive environment, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.

This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d). Exhibits
The following Exhibits are furnished as part of this Current Report on Form 8-K:
Exhibit
No.                            Item

99.1	Press release of Toll Brothers, Inc. dated January 17, 2018 announcing that it has priced an underwritten public offering of $400 million of 4.350% Senior Notes due 2028.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	January 18, 2018	By:	/s/ Martin P. Connor
Martin P. Connor Senior Vice President and Chief Financial Officer

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